CITIZENS GLOBAL EQUITY FUND

             **MEETING OF SHAREHOLDERS ADJOURNED TO JULY 3, 2001**


Dear Shareholder:

May we be so bold as to say:

1. You inaction continues to cost your fund and fellow shareholders significant unnecessary expenses.

2. We will continue to send you these notices until the fund receives the required votes to pass the proposal.

As of June 6, 2001, we have not received your vote. You have various options to record your vote, as follows:

By touch-tone telephone, call (800) 597-7836, enter your 14-digit control number and follow the script.

By internet, access the Citizens Funds website at www.citizensfunds.com or proceed directly to the voting site at https:vote.proxy-direct.com, enter your 14-digit control number and follow the instructions.

By fax, sign and vote your proxy card and dial the toll-free fax line at (888) 796-9932.

By mail, sign and vote your proxy card and return it in the business reply envelope enclosed.

We apologize for our very direct message above but we feel it is in the best interest of all shareholders and the fund to expedite the conclusion of this process.

We can't thank you enough for your help.

Sincerely,

Citizens Funds



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                          CITIZENS GLOBAL EQUITY FUND

             **MEETING OF SHAREHOLDERS ADJOURNED TO JULY 3, 2001**


Dear Shareholder:

May we be so bold as to say:

1. Your inaction continues to cost your fund and fellow shareholders significant unnecessary expenses.

2. We will continue to send you these notices until the fund receives the required votes to pass the proposal.

As of June 6, 2001, we have not received your vote. You have various options to record your vote, as follows:

By touch-tone telephone, call 1-800-690-6903, enter your XX-digit control number and follow the script.

By internet, access https:proxyvote.com, enter your XX-digit control number and follow the instructions.

By mail, sign and vote your proxy card and return it in the business reply envelope enclosed.

We apologize for our very direct message above but we feel it is in the best interests of all shareholders and the fund to expedite the conclusion of this process.

We can't thank you enough for your help.

Sincerely,

Citizens Funds